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               [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]


                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the financial statements of Autonomous Technologies Corporation dated June 2, 1998, included in Autonomous Technologies Corporation's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997, and to all references to our firm included in this registration statement.

                                             /s/ Arthur Andersen LLP

Orlando, Florida,
     June 12, 1998